Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Nicki Andalon	Annie Leschin/Vanessa Lehr
Vice-President & CFO	Investor Relations
Qualstar Corporation	StreetSmart Investor Relations
(805) 583-7744	(415) 775-1788
nandalon@qualstar.com

QUALSTAR REPORTS FISCAL 2012 FOURTH QUARTER AND FULL YEAR RESULTS

SIMI VALLEY, Calif., August 16, 2012 — Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today reported financial results for the fourth quarter and the fiscal year ended June 30, 2012.

Fiscal 2012 Fourth Quarter Financial Results
Revenues for the fourth quarter of fiscal 2012 were $4.3 million, compared to $4.7 million for the fourth quarter of fiscal 2011, a decrease of $0.4 million or 8.8%. Revenue was impacted by uncertainty related to the proxy contest, discounted sales of legacy library equipment and product mix. Loss from operations was $2.5 million compared to $96,000 in the fourth quarter of fiscal 2011. GAAP net loss was $2.6 million or $(0.22) per basic and diluted share. Excluding one-time charges of $1.0 million in inventory reserves, $0.3 million in legal fees and settlement costs and $0.4 million in proxy fees, pro forma non-GAAP net loss was $0.9 million or $(0.08) per share. This compares to a GAAP net loss of $37,000, or $0.00 per basic and diluted share for the fourth quarter of fiscal 2011.

Tape library segment revenues were $1.7 million for the fourth quarter of 2012, compared to $2.0 million for the same period last year, a decrease of $294,000 or 14.4%. Power supply segment revenues were $2.5 million for the quarter, compared to $2.7 million in the fourth quarter of 2011, a decrease of $0.2 million, or 4.5%.

Gross margin was (0.9)% of revenues or a loss of $40,000 for the three months ended June 30, 2012, down from $1.6 million, or 34.6% of net revenues, for the three months ended June 30, 2011. The decrease in gross profit was primarily attributed to a change in product mix and inventory reserves of $1.2 million related to the end of life of the legacy TLS and RLS product lines and old drive technology, and other slow moving inventory. Research and development (“R&D”) expenses for the fourth quarter of fiscal 2012 were $663,000, or 15.4% of revenues, compared to $656,000, or 13.9% of revenues, for the fourth quarter of fiscal 2011. Sales and marketing expenses were $548,000, or 12.8% of revenues, compared to $506,000 or 10.7% of revenues, in the corresponding period last year. General and administrative (“G&A”) expenses in the fourth quarter of fiscal 2012 were $1.3 million, or 29.4% of revenues, compared to $563,000, or 12.0% of revenues, for the same period last year. The increase in G&A was primarily attributed to one-time charges of $0.4 million in proxy fees and $0.2 million in legal fees.

Fiscal 2012 Full Year Financial Results
Qualstar reported revenues of $17.1 million in fiscal 2012, a decrease of 6.7% compared with $18.3 million in fiscal 2011. GAAP net loss in fiscal 2012 was $4.1 million or $(0.34) per basic and diluted share. Pro forma non-GAAP net loss excluding one-time charges of $1.0 million in inventory reserves, $0.3 million in legal fees and settlement costs and $0.4 million in proxy fees, was $2.4 million or $(0.19) per basic and diluted share.  This compares with a GAAP net loss in fiscal 2011 of $680,000, or $(0.06) per basic and diluted share.

Cash, cash equivalents and marketable securities were $20.9 million at June 30, 2012, down $1.8 million from $22.7 million at June 30, 2011. Inventory, net of reserves, at June 30, 2012 was $4.5 million compared to $5.7 million at June 30, 2011.

“Fiscal 2012 was a challenging year, punctuated by the successful defense of the proxy contest at year-end,” said Larry Firestone, President and CEO.” Despite this, we have begun to execute on our newly-announced strategic initiatives that include restructuring for greater efficiency, broadening our product portfolio and expanding our sales channels to address additional market opportunities. As an organization, we are committed to taking the necessary steps to drive profitable growth long-term and return value to our shareholders.”

Qualstar Corporation Conference Call
Company management will hold a conference call to discuss its fourth quarter and fiscal year 2012 results today at 2:00 p.m. Pacific (5:00 p.m. Eastern). Investors are invited to listen to the call live via the Internet using the link under the “Investors” section at www.qualstar.com. Please go to the Website at least 15 minutes early to register, download and install any necessary audio software.  A replay of the Webcast will be available after the live conference call.  Additionally, participants can dial into the live conference call by calling 877-941-8609 or 480-629-9692. An audio replay will be available through August 30, 2012, by calling 800-406-7325 or 303-590-3030 and entering access code 4559713.

About Qualstar Corporation
Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. The company’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Forward-Looking Statements
Statements concerning the future business, operating results and financial condition of the Company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements.  Factors that could affect the Company’s actual results include the Company’s ability to increase sales of its products; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for its products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.  Further information on these and other potential factors that could affect the Company’s financial results or condition are included in Qualstar’s filings with the Securities and Exchange Commission. In particular, reference is made to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Form 10-K.

-Financial Tables to Follow-

QUALSTAR CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net revenues	$4,294	$4,707	$17,081	$18,302

Cost of goods sold	4,334	3,078	$13,390	11,573

Gross profit	(40)	1,629	3,691	6,729

Operating expenses:
Research and development	663	656	2,657	2,744
Sales and marketing	548	506	1,908	2,327
General and administrative	1,264	563	3,241	2,534
Total operating expenses	2,475	1,725	7,806	7,605

Loss from operations	(2,515)	(96)	(4,115)	(876)

Other (expense) income	(109)	54	24	191

Loss before income taxes	(2,624)	(42)	(4,091)	(685)

Provision (benefit) for income taxes	16	(5)	16	(5)

Net loss	$(2,640)	$(37)	$(4,107)	$(680)

Loss per share:
Basic and Diluted	$(0.22)	$(0.00)	$(0.34)	$(0.06)

Shares used to compute loss per share:
Basic and Diluted	12,253	12,253	12,253	12,253

QUALSTAR CORPORATION
CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	June 30,
	2012	2011
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$7,381	$4,970
Marketable securities, short-term	7,135	10,713
Receivables, net of allowance for doubtful accounts of $38 as of June 30, 2012 and $180 as of June 30, 2011	2,995	3,005
Inventories, net	4,475	5,673
Prepaid expenses and other current assets	151	312

Total current assets	22,137	24,673

Property and equipment, net	268	232
Marketable securities, long-term	6,369	6,981
Other assets	50	49

Total assets	$28,824	$31,935

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,039	$1,293
Accrued payroll and related liabilities	332	495
Other accrued liabilities	1,374	945

Total current liabilities	3,745	2,733

Other long-term liabilities	26	22
Commitments and contingencies
Shareholders' equity:
Common stock, no par value; 50,000 shares authorized, 12,253 shares issued and outstanding as of June 30, 2012 and June 30, 2011	18,878	18,869
Accumulated other comprehensive income	9	38
Retained earnings	6,166	10,273
Total shareholders' equity	25,053	29,180

Total liabilities and shareholders' equity	$28,824	$31,935

QUALSTAR CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2012 AND TWELVE MONTHS ENDED JUNE 30, 2012
(in thousands, except per share amounts)
(UNAUDITED)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of inventory reserve; (2) elimination of legal  fees and proxy expenses and (3) elimination of litigation settlement expense.

	Three Months Ended June 30, 2012					Twelve Months Ended June 30, 2012
	GAAP	(1) Inventory Reserve	(2) Legal Fees and Proxy Expenses	(3) Litigation Settlement Expense	Non-GAAP	GAAP	(1) Inventory Reserve	(2) Legal Fees and Proxy Expenses	(3) Litigation Settlement Expense	Non-GAAP

Net revenues	$4,294	-	-	-	$4,294	$17,081	-	-	-	$17,081

Cost of goods sold	4,334	(972)	-	-	3,362	13,390	(972)	-	-	12,418

Gross profit	(40)	972	-	-	932	3,691	972	-	-	4,663

Operating expenses:
Research and development	663	-	-	-	663	2,657	-	-	-	2,657
Sales and marketing	548	-	-	-	548	1,908	-	-	-	1,908
General and administrative	1,264	-	(605)	-	659	3,241	-	(605)	-	2,636
Total operating expenses	2,475	-	(605)	-	1,870	7,806	-	(605)	-	7,201

Loss from operations	(2,515)	972	605	-	(938)	(4,115)	972	605	-	(2,538)

Other (expense) income	(109)	-	-	(141)	32	24	-	-	(141)	165

Loss before income taxes	(2,624)	972	605	141	(906)	(4,091)	972	605	141	(2,373)

Provision for income taxes	16	-	-	-	16	16	-	-	-	16

Net loss	$(2,640)	$972	$605	$141	$(922)	$(4,107)	$972	$605	$141	$(2,389)

Loss per share*:
Basic and Diluted	$(0.22)	$0.08	$0.05	$0.01	$(0.08)	$(0.34)	$0.08	$0.05	$0.01	$(0.19)

Shares used to compute loss per share:
Basic and Diluted	12,253	12,253	12,253	12,253	12,253	12,253	12,253	12,253	12,253	12,253

* Financial measures have not been provided for the three months ended June 30, 2011 and the twelve months ended June 30, 2011 as no  non-GAAP financial measures were reported.